 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): May 8, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Browning Place
Raleigh, North Carolina 27609

(Address of principal executive office)(Zip Code)

 Registrant's telephone number, including area code: (919) 637-9302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2013, the Board of Directors (the “Board”) of Dynamic Nutra Enterprise Holdings, Inc. (the “Company”) announced that Donna Cashwall resigned as President, Chief Executive Officer and member of the board of directors of the Company. Ms. Cashwall’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

Additionally on May 8, 2013, the Board of the Company announced that Laura Gignac resigned as a member of the board of directors of the Company. Ms. Gignac’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.

On May 8, 2013, in the Board appointed Richard Wheeler as a President, Chief Executive Officer and sole member of the board of directors of the Company.

Richard Wheeler, 72, serves as the President, Chief Financial Officer and sole member of the board of directors of the Company. Mr. Wheeler has been successful in marketing, administration and relationship management for over thirty-five years in the medical devices and circuit board marketing and manufacturing industries. For almost twenty years, as CEO of SVS Imaging, Inc., a medical imaging systems provider, based in Carlsbad, CA, he established a multi-million dollar distribution procedure to the highly competitive medical services industry. After his initial schooling, he was employed by United Technology’s Tool and Die Group, where he holds twelve patents to reduce noise and vibration in the workplace. Using this experience he formed N.E. Industrial Sales and Supply Company, which was an early proponent of workplace ergonomics, which developed soundproofing, shock and vibration absorption systems for large equipment.

Mr. Wheeler has continually been involved in his community as a long time member of the Carlsbad Rotary.  As Foundation president, he successfully organized, in concert with the AVID curriculum, “Advancement Via Individual Determination,” a scholarship program for Carlsbad High School students.

Mr. Wheeler’s qualifications to serve on our board of directors include his extensive medical device marketing, administrative and management experience.

Family Relationships

No family relationship has ever existed between Mr. Wheeler and the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

There are no employment agreements between Mr. Wheeler and the Company.

Item 8.01	Other Events.

On May 13, 2013, the Company issued a press release announcing the appointment of Mr. Wheeler as President, Chief Executive Officer and member of the board of directors of the Company, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

By:	/s Dick Wheeler
Dick Wheeler President, Chief Executive Officer

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